SUB-CUSTODIAN AGREEMENT

          SUB-CUSTODIAN AGREEMENT, made as of this 8th day of September, 1987, among FIRST INTERSTATE BANK OF CALIFORNIA, a corporation organized and existing under the laws of the State of California, having its principal office and place of business at 707 Wilshire Boulevard, Los Angeles, California (hereinafter called "FIB"), THE BANK OF NEW YORK, a corporation organized and existing under the laws of the State of New York, having its principal office and place of business at 48 Wall Street, New York, New York (hereinafter called the "Custodian"), and DREYFUS CASH MANAGEMENT PLUS, INC., a corporation organized and existing under the laws of the State of Maryland, having its principal office and place of business at 666 Old Country Road, Garden City, New York (hereinafter called the "Fund").

                       W I T N E S S E T H

          WHEREAS, the Custodian has been appointed and acts as the custodian of the securities and cash of the Fund;

          WHEREAS, the Fund desires to provide additional opportunities for investors to purchase shares of common stock of the Fund and accrue dividends on the date of purchase;

          WHEREAS, the Fund desires the Custodian to appoint FIB as its sub-custodian in order to provide such opportunities;

          WHEREAS, the Custodian agrees to appoint FIB as its sub-custodian to receive and hold a portion of the securities and moneys owned from time to time by the Fund and to perform other services as provided herein; and

          WHEREAS, FIB agrees to act as sub-custodian as herein set forth;

          NOW, THEREFORE, the Custodian, FIB, and the Fund, on behalf of themselves and their respective successors and assigns, hereby agree as follows:

                               I.

                  APPOINTMENT OF SUB-CUSTODIAN

          1. The Custodian hereby constitutes and appoints FIB as sub-custodian of such securities and moneys as may from time to time be received by FIB in connection with sales of shares of the Fund, delivered to FIB by the Custodian, received by FIB in connection with the purchase or sale of securities by the Fund, or received with respect to securities of the Fund held by FIB hereunder.

          2. FIB hereby accepts appointment as such sub-custodian and agrees to perform the duties thereof as hereinafter set forth.

                               II.

                 CUSTODY OF CASH AND SECURITIES

          1. The Custodian will deliver or cause to be delivered to FIB from time to time certain of the securities and monies owned by the Fund. FIB will not be responsible for such Securities and such monies or for any other monies or securities to be held hereunder until actually received by it. The Custodian shall instruct FIB from time to time in its sole discretion, by means of a certificate, notice or written instruction signed in the Custodian's name by an officer thereof as to the manner in which and in what amounts such securities and moneys are to be deposited on behalf of the Fund in the Book-Entry System (such term as used throughout this Sub-custodian Agreement being defined in Article VIII) and, specifically allocated on the books of FIB to the separate account for the Fund provided, however, that in connection with the purchase or sale of securities the Fund shall instruct FIB by means of the oral instructions of an authorized person (such term as used throughout this Subcustodian Agreement being defined in Article VIII) as to the manner in which and in what amount such securities and moneys are to be deposited on behalf of the Fund in the Book-Entry System; and provided further, however, that prior to any deposit of securities of the Fund in the Book-Entry System, including a deposit in connection with the settlement of a purchase or sale, FIB shall have received a certified resolution of the Fund's Board of Directors specifically approving, authorizing and instructing FIB on a continuous and on-going basis to deposit in the Book-Entry System all securities eligible for deposit therein and to utilize the Book-Entry System to the extent possible in connection with its performance hereunder. Securities and moneys of the Fund deposited in the Book-Entry System will be represented in accounts which include only assets held by FIB for customers, including but not limited to accounts in which FIB acts in a fiduciary or representative capacity.

          2. FIB shall establish and maintain a separate account in the name of the Fund and credit thereto all moneys received for the account of the Fund. Moneys credited to the separate account for the Fund shall be disbursed by FIB only:

               (a) In payment for Securities purchased for the Fund, as provided in Article III hereof;

               (b) In payment for the redemption of shares of the Fund, as provided in Article IV hereof; or

               (c) Pursuant to certificates, notices or Written Instructions of the Custodian, signed in its name by an officer, setting forth the name and address of the person to whom payment is to be made (which may be the Custodian), the amount to be paid, and the purpose for which payment is to be made.

          3. On each business day FIB shall furnish the Custodian with a written statement (i) summarizing all transactions and entries for the account of the Fund effected the immediately preceding business day, and (ii) confirming any purchase or sale of securities on such preceding business day. At least monthly and from time to time FIB shall render to the Custodian a de-tailed statement of the securities and monies held for the fund under this Agreement. In connection with any purchase or sale of securities, FIB shall by book-entry or otherwise identify as belonging to the Fund a quantity of Securities in a fungible bulk of securities registered in the name of FIB (or its nominee) or shown on FIB's account on the books of the Book-Entry System.

          4. All securities held by FIB for the Fund, which are issued or issuable only in bearer form, except such securities as are held in the Book-Entry System, shall be held by FIB in that form; all other securities held for the Fund may be registered in the name of the Fund, in the name of any duly appointed registered nominee of FIB, as FIB may from time to time determine, or in the name of the Book-Entry System or its nominee or nominees. The Custodian agrees to furnish to FIB appropriate instruments to enable FIB to hold or deliver in proper form for transfer, or to register in the name of its registered nominee or in the name of the Book-Entry System any securities which may be held for the Fund and which may from time to time be registered in the name of the Fund. FIB shall hold all such securities which are specifically allocated to the Fund and not held in the Book-Entry System in a separate account in the name of the Fund physically segregated at all times from those of any other person or persons.

          5. Unless otherwise instructed to the contrary by a certificate signed in the name of the Custodian by an officer, FIB by itself or through the use of the Book-Entry System shall with respect to all securities held for the Fund in accordance with this Agreement:

               (a)  Collect all income due or payable;

               (b) Present for payment and collect the amount payable upon all securities which may mature or be called, redeemed, or retired, or otherwise become payable;

               (c) Surrender securities in temporary form for definitive securities;

               (d) Execute, as sub-custodian, any necessary declarations or certificates of ownership under the Federal income tax laws or the laws or regulations of any other taxing authority now or hereafter in effect; and

               (e) Receive and hold directly or through the Book-Entry System hereunder for the account of the Fund all stock dividends, rights and similar securities issued with respect to any securities held by FIB hereunder.

          6. Upon receipt of a certificate signed in the name of the Custodian by an officer, and not otherwise, FIB directly or through the use of the Book-Entry System or the Depository shall:

               (a) Execute and deliver to such person as may be designated in such certificate proxies, consents, authorizations, and any other instruments whereby the authority of the Fund as the beneficiary owner of any securities may be exercised;

               (b) Deliver any securities held for the Fund in exchange for other securities or cash issued or paid in connection with the liquidation, reorganization, refinancing, merger, consolidation or recapitalization of any corporation, or the exercise of any conversion privilege, and receive and hold hereunder any cash or other securities received in exchange;

               (c) Deliver any securities held for the Fund to any protective committee, reorganization committee or other person in connection with the reorganization, refinancing, merger, consolidation, recapitalization or sale of assets of any corporation, and receive and hold under the terms of this Agreement such certificates of deposits, interim receipts or other instruments or documents as may be issued to evidence such delivery;

               (d)  Make such transfers or exchanges of the
assets of the Fund, and take such other steps as shall be stated in said certificate to be for the purpose of effectuating any duly authorized plan of liquidation, reorganization, merger, consolidation or recapitalization of the Fund; and

               (e) Deliver any securities held for the Fund to the Custodian.

                              III.

          PURCHASE AND SALE OF INVESTMENTS OF THE FUND

          1. Promptly after each purchase of securities by the Fund for which the Fund intends FIB to act as sub-custodian, an authorized person of the Fund shall, prior to 1:00 pm., Pacific Coast Time, give oral instructions to FIB specifying with respect to each such purchase: (a) the name of the issuer and title of the securities, (b) the number of shares or the principal amount purchased and accrued interest, if any, (c) the date of purchase and settlement, (d) the purchase price per unit, (e) the total amount payable upon such purchase, (f) the name of the person from whom or the broker through whom the purchase was made, (g) whether such purchase is to be settled through the Book-Entry System, and (h) whether the securities purchased are to be deposited in the Book-Entry System. FIB shall upon receipt of securities purchased by or for the Fund pay out of the moneys held for the account the total amount payable upon such purchase, provided that the same conforms to the total amount payable specified in the oral instructions. Purchases directed to be placed by FIB shall be made through its Bond Department.

          2. Promptly after each sale of Securities held by FIB as sub-custodian for the Fund, an authorized person of the Fund shall, prior to 1:00 p.m., Pacific Coast Time, give oral instructions to FIB specifying with respect to each such sale;
(a) the name of the issuer and title of the securities, (b) the number of shares or the principal amount sold, and accrued interest, if any, (c) the dates of sale and settlement, (d) the sale price per unit, (e) the total amount payable to the Fund upon such sale, (f) the name of the person to whom or the broker through whom the sale was made, and (g) whether such sale is to be settled through the Book-Entry System. FIB shall deliver the securities upon receipt of the total amount payable to the Fund upon such sale, provided that the same conforms to the total amount payable as specified in such oral instructions. Subject to the foregoing, FIB shall accept payment in Federal Funds or in such other form, if any, as may be specified in such oral instructions, and may deliver Securities and arrange for payment in accordance with the customs prevailing among dealers in securities. Sales directed to be purchased by FIB shall be made through its Bond Department.

                               IV.

          SALE AND REDEMPTION OF SHARES OF COMMON STOCK

          1. FIB shall accept Federal Funds wired to it by an investor for the purchase of shares of the Fund if, but only if, such wire is received by FIB prior to 4:00 p.m., Pacific Coast Time, and specifies: (a) the name in which such shares are to be registered and (b) the account number of such registered owner, if previously assigned, or the address of such registered owner if no account number has been previously assigned. FIB shall credit Federal Funds accepted in accordance with this paragraph prior to 12:00 noon, Pacific Coast Time, to the separate account maintained in the name of the Fund. Funds accepted on or after 12:00 noon, Pacific Coast Time, will be credited to the Fund's designated demand deposit account and will be credited to a separate account in the name of the Fund on the next business day prior to 12:00 noon, Pacific Coast Time. If so requested by the investor, FIB will by telephone or return wire confirm the receipt of Federal Funds to the investor.

          2. FIB shall accept written instructions given on behalf of the Dreyfus Service Corporation ("Service"), the distributor of shares of the Fund and its principal underwriter, by an authorized person directing the redemption of shares of the Fund if, but only if, such written instructions are received by FIB prior to its regular close of business and specify: (a) the name of the registered owner of the shares to be redeemed,
(b) the dollar value of shares to be redeemed, or that all the shares in the account are to be redeemed, and (c) the name, address, and institutional account number to which payment for such shares is to be wired.

          3. Federal Funds in an amount equal to the dollar value of shares specified in written instructions received pursuant to the preceding paragraph shall be wired to the institutional account number specified in such written instructions as follows:

               (a) On the same day such written instructions were received by FIB provided such written instructions were received by FIB prior to 12:00 noon, Pacific Coast Time, or

               (b)  In all other cases on the immediately
succeeding business day prior to 12:00 noon, Pacific Coast Time.

          4. Except to the extent provided in this Article, FIB shall not be obligated or authorized to act, and shall not act, in response to any request or instructions for the purchase or redemption of shares of the Fund.

                               V.

               DAILY REPORTS BY SUB-CUSTODIAN

          1.   Between 8:15 a.m. and 1:00 p.m., Pacific Coast
Time, or as soon as possible thereafter on each business day FIB shall by telecopier or other similar device:

               (a)  Transmit to the Custodian copies of all
wires received by FIB from investors and written instructions received by FIB from Service before 12:00 noon, Pacific Coast Time, on such day in connection with the purchase or sale of shares of the Fund after indicating thereon the date and Pacific Coast Time of receipt, and

               (b) Advise the Custodian of (i) the aggregate dollar amount of Federal Funds wired to and accepted by FIB prior to 12:00 noon, Pacific Coast Time, on such day, (ii) the aggregate dollar amount of Federal Funds wired or to be wired by FIB to investors on such business day in accordance with the written instructions of Service directing the redemption of shares of the Fund received prior to 12:00 noon, Pacific Coast Time, on such day, and, (iii) the aggregate dollar amount of Federal Funds wired to and accepted by FIB subsequent to 12:00 noon, Pacific Coast Time, on the immediately preceding business day.

          2. Between 12:00 noon and 12:30 p.m., Pacific Coast Time, on each business day FIB shall orally advise the Fund of:
(i) the aggregate dollar amount of Federal Funds wired to and accepted by FIB prior to 12:00 noon, Pacific Coast Time, on such day, and (ii) the aggregate dollar amount of Federal Funds wired or to be wired to investors on such business day by FIB in connection with the redemption of shares of the Fund in accordance with the provisions of Article IV.

          3.   Between 1:00 p.m. and 1:30 p.m., Pacific Coast
Time, on each business day FIB shall by means of a telecopier or other similar device:

               (a) Confirm to the Custodian each purchase of securities by the Fund settled by FIB on such day for which FIB is acting as sub-custodian, specifying (i) the name of the issuer and title of the securities, (ii) the number of shares or the principal amount purchased and accrued interest, if any,
(iii) the purchase price per unit, and (iv) the total amount paid upon such purchase; and

               (b) Confirm to the Custodian each sale by the Fund of securities settled by FIB as sub-custodian specifying
(i) the name of the issuer and the title of the securities, (ii) the number of shares or the principal amount sold, and accrued interest, if any, (iii) the sale price per unit, and (iv) the total amount paid to FIB upon such sale.

          4. Between 8:15 am. and 1:00 p.m., Pacific Coast Time, on each business day FIB shall by telecopier or other similar device transmit to the Custodian, after indicating thereon the date and Pacific Coast Time of receipt, copies of
(i) wires received by FIB from investors subsequent to 12:00 noon, Pacific Coast Time, on the immediately preceding business day and (ii) written instructions received by FIB from Service subsequent to 12:00 noon, Pacific Coast Time, on the immediately preceding business day in connection with the purchase or sale of shares of the Fund.

                               VI.

               OVERDRAFTS OR INDEBTEDNESS

          1. If FIB should in its sole discretion advance funds on behalf of the Fund which results in an overdraft because the moneys held by FIB in a separate account in the name of the Fund shall be insufficient to pay the total amount payable upon purchase of securities as set forth in Oral Instructions issued pursuant to Article III or which results in an overdraft in the account for some other reasons, or if the Fund is for any other reason indebted to FIB, such overdraft or indebtedness shall be deemed to be a loan made by FIB to the Fund payable on demand and shall bear interest from the date incurred at a rate per annum (based on a 360-day year for the actual number of days involved) equal to 1/2% over FIB's prime commercial lending rate in effect from time to time, such rate to be adjusted on the effective date of any change in such prime commercial lending rate but in no event to be less than 6% per annum. Any such overdraft or indebtedness shall be reduced by an amount equal to the total of all amounts due the separate account in the name of the Fund which have not been collected by FIB on behalf of such separate account when due because of the failure of FIB to make a timely demand or presentation for payment. In addition thereto the Fund hereby agrees that FIB shall have a continuing lien and security interest in and to any property at any time held by it for the benefit of the Fund or in which the Fund may have an interest which is then in FIB's possession or control or in possession or control of any third party acting in FIB's behalf. The Fund authorizes FIB, in its sole discretion, at any time to charge any such overdraft or indebtedness together with interest due thereon against any balance of account standing to the Fund's credit on FIB's books.

                              VII.

          CONCERNING THE CUSTODIAN AND SUB-CUSTODIAN

          1. The Custodian, its successors and assigns, shall at all times fully indemnify and save harmless FIB, its successors and assigns, from any and all liability whatsoever which may arise in connection with this Agreement, except for any liability arising out of the negligence, bad faith or willful misconduct of FIB or its agents, officers, servants or employees. Except as hereinafter provided, FIB, its successors and assigns, shall at all times fully indemnify and save harmless the Custodian, its successors and assigns, from any liability arising out of the negligence, bad faith or willful misconduct of FIB or its agents, officers, servants, or employees. FIB may, with respect to questions of law, apply for and obtain the advice and opinion of counsel to the Custodian or of its own counsel, initially at the expense of the Custodian, and shall be fully protected with respect to anything done or omitted by it in good faith in conformity with such advice or opinion. FIB shall be liable to the Custodian for any loss or damage resulting from the use of the Book-Entry System arising by reason of any negligence, misfeasance or misconduct on the part of FIB or any of its employees or agents.

          2. Without limiting the generality of the foregoing, FIB shall be under no obligation to inquire into, and shall not be liable for:

               (a) The validity of the issue of any securities purchased by or for the Fund, the legality of the purchase thereof, or the propriety of the amount paid therefor;

               (b) The legality of the sale of any securities by or for the Fund, or the propriety of the amount for which the same are sold;

               (c) The legality of the issue or sale of any shares of the Fund, or the sufficiency of the amount to be received therefor; or

               (d) The legality of the redemption of any shares of the Fund, or the propriety of the amount to be paid therefor.

          3. FIB shall not be liable for, or considered to be the sub-custodian of, any money, whether or not represented by check, draft, or other instrument for the payment of money, until FIB actually receives and collects such money directly or by the final crediting of the account representing the Fund's interest at the Book-Entry System.

          4. FIB shall not be under any duty or obligation to take action to effect collection of any amount, if the securities upon which such amount is payable are in default, or if payment is refused after due demand or presentation, unless and until (i) it shall be directed to take such action by a certificate signed in the name of the Custodian by any officer, and (ii) it shall be assured to its satisfaction of reimbursement of its costs and expenses in connection with any such action.

          5. FIB shall not be under any duty or obligation to ascertain whether any securities at any time delivered to or held by it for the account of the Fund are such as may properly be held by the Fund under the provisions of its Articles of Incorporation.

          6. FIB shall be entitled to receive and the Custodian agrees to pay to FIB, such compensation and expenses as may be agreed upon from time to time between FIB and the Custodian. The Fund agrees to reimburse the Custodian for compensation hereunder paid to, and expenses hereunder paid to or borne by the Custodian on behalf of, FIB. FIB may charge such compensation and any expenses incurred by it in the performance of its duties pursuant to such agreement against any money held by it for the account of the Fund if but only if the Custodian has failed to pay by the 30th day of any month the amount specified in a detailed statement received from FIB not later than the 20th day of such month setting forth charges with respect to the immediately preceding month. FIB shall also be entitled to charge against any money held by it for the account for the Fund the amount of any loss, damage, liability or expense, including counsel fees, for which it shall be entitled to reimbursement under the provisions of this Agreement if but only if the same is not promptly paid by the Custodian upon delivery to the Custodian of a detailed statement.

          7. FIB shall be entitled to rely upon (i) any certificate, written instruction, notice or other instrument in writing received by it and reasonably believed by it to be genuine and to be signed in the Custodian's name by an officer thereof; (ii) any written instructions given in the name of Service by an authorized person, or any wire from an investor pursuant to Article IV hereof; and (iii) any oral instructions received by FIB pursuant to Article III hereof with regard to the purchase or sale of securities and reasonably believed by FIB to be genuine and given by an authorized person of the Fund.

The Fund agrees to forward to FIB a certificate or facsimile thereof, signed on behalf of the Fund by two authorized persons, confirming oral instructions or written instructions in such manner so that such certificate is received by FIB, whether by hand delivery, telecopier or other similar device, or otherwise, by the close of business on the same day such oral instructions or written instructions are given. The Fund agrees that the fact that such confirming certificate is not so received by FIB shall in no way affect the validity or enforceability of the transactions hereby authorized by the Fund. The Fund agrees that FIB shall incur no liability to the Fund in acting upon oral instructions or written instructions given to FIB hereunder concerning such transactions provided such instructions reasonably appear to have been received from an authorized person.

          8. The books and records of FIB shall be open to inspection and audited at reasonable times by officers and auditors employed by the Custodian and/or the Fund. FIB shall provide the fund and the Custodian with any report obtained by it on the system of internal accounting control of the Book-Entry System and with such reports on its own system of internal accounting control as the Fund and/or Custodian may reasonably request from time to time.

          9. The Fund, its successors and assigns, shall at all times fully indemnify and save harmless the Custodian, its successors and assigns, from any liability or expense whatsoever, including attorney's fees, which may arise in connection with this Agreement, except for the failure of the Custodian to perform the things to be done by it under this Agreement, and except to the extent the Custodian is indemnified by FIB pursuant to this Agreement. The Custodian may, with respect to questions of law, apply for and obtain the advice and opinion of counsel to the Fund or of its own counsel, at the expense of the Fund, and shall be fully protected with respect to anything done or omitted by it in good faith in conformity with such advice or opinion.

          10. Without limiting the generality of the foregoing, the Custodian shall be entitled to rely on the validity, accuracy, and genuineness of (i) wires and written instructions of which copies are transmitted to the Custodian by FIB, and such copies; (ii) oral advices received from FIB and (iii) telecopier or similar communications received from FIB confirming purchases and sales of securities by the Fund.

          11. The Fund shall forward to the Custodian copies of each certificate or facsimile thereof signed on behalf of the Fund by two authorized persons, confirming oral instructions or written instructions given by the Fund pursuant to this Agreement in such manner so that each such confirming certificate is received by the Custodian, whether by hand delivery, telecopier or other similar device, or otherwise, by the close of business of the same day that such oral instructions or written instructions are given. The Fund agrees that the fact that such confirming certificate is not so received by the Custodian shall in no way affect the validity or enforceability of the transactions hereby authorized by the Fund.

                              VIII.

                           TERMINATION

          1. Any of the parties hereto may terminate this Agreement by giving to the other parties a notice in writing specifying the date of such termination, which shall not be less than 90 days after the date of giving of such notice. Any such notice given by the Custodian may but need not be accompanied by a copy of a written direction from an officer of the Custodian designating a successor Custodian, or a successor sub-custodian, as the case may be, which shall be a bank or trust company organized and existing under the laws of the United States or one of the several states having not less than $2,000,000 surplus and undivided profits. In the event such notice is given by FIB, the Custodian may, on or before the termination date, deliver to FIB a written direction from an officer of the Custodian designating a successor sub-custodian.

          2. On the date set forth in such notice this Agreement shall terminate, and FIB shall in the event it receives a notice of acceptance by a successor sub-custodian, deliver directly to the successor sub-custodian all securities and moneys then owned by the Fund and held by FIB hereunder. In the event FIB does not receive a notice of acceptance by a successor subcustodian, FIB shall, on the date specified in the notice given under the preceding paragraph, deliver directly to the Custodian all securities and monies then owned by the Fund and held by FIB hereunder. Prior to making any such delivery, FIB may deduct all fees, expenses and other amounts for which it shall then be entitled to payment or reimbursement.

                               IX.

                          MISCELLANEOUS

          Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

          1. The term "certificate" shall mean any notice, instruction or other instrument in writing, authorized or required by this Agreement to be given to FIB which is signed by any officer on behalf of the Custodian.

          2. The term "officer" shall be deemed to include the President, any Vice President, the Secretary, the Treasurer, the Comptroller, any Assistant Vice President, any Assistant Treasurer, any Assistant Secretary, or any Assistant Comptroller or any other person or persons duly authorized by the Board of Directors to execute any certificate, instruction, notice or other instrument on behalf of the Custodian and named in an Appendix A to this Agreement as hereinafter provided.

          3. Annexed hereto as Appendix A is a certificate signed by two of the present officers of the Custodian under its seal, setting forth the names and signatures of the present officers of the Custodian. The Custodian agrees to furnish to FIB a new certificate similar in form in the event any present officer ceases to be an officer, or in the event that other or additional officers are elected or appointed. Until such new certificate shall be received, FIB shall be fully protected in acting under the provisions of this Agreement upon the signatures of the officers set forth in the last delivered certificate.

          4. The term "authorized person" shall be deemed to include the Treasurer, the Comptroller, or any other persons, whether or not any such person is an officer or employee of the Fund, Service or FIB, as the case may be, duly authorized by the Board of the Fund, Service or FIB, as the case may be, to execute any certificate, written instruction, notice or other instrument or to deliver oral instructions or written instructions hereunder on behalf of the Fund, Service or FIB, as the case may be, and named from time to time in Appendix B, Appendix C and Appendix D respectively, to this Agreement as hereinafter provided. Annexed hereto as Appendix B, Appendix C and Appendix D are certificates signed by two of the present officers of the Fund, Service and FIB, respectively, under their respective seals, setting forth the names and signatures of the present authorized persons. The Custodian agrees to furnish to FIB new certificates similar in form as the same are received from the Fund or Service, as the case may be, in the event that any such present authorized person ceases to be an authorized person or in the event that other or additional persons are elected or appointed. Until such new certificates shall be received, FIB shall be fully protected in acting under provisions of this Agreement upon oral instructions or signatures of the present authorized persons set forth in the last delivered certificate.

          5. The term "oral instructions" shall mean verbal communications actually received by the Custodian from an authorized person or from a person reasonably believed by the Custodian to be an authorized person.

          6. The term "written instructions" shall mean written communications by telecopier or any other such system whereby the receiver of such communications is able to verify by codes or otherwise with a reasonable degree of certainty the authenticity of the sender of such communication.

          7. The term "Book-Entry System" shall mean the Federal Reserve/Treasury book-entry system for United States and Federal agency securities, its successor or successors and nominee or nominees.

          8. Any wire, telecopier communication, statement, written instruction, notice or other instrument in writing, authorized or required by this Agreement to be given to the Custodian, FIB, Service, or the Fund, as the case may be, shall be sufficiently given if directed as follows: to the Custodian at its office at 90 Washington Street, New York, New York 10015, or at such other place as the Custodian may from time to time designate; to FIB at 707 Wilshire Blvd., Los Angeles, California or such other place as FIB may from time to time designate; to Service at 600 Madison Avenue, New York, New York or such other place as Service may from time to time designate; and to the Fund at 666 Old Country Road, Garden City, New York or such other place as the Fund may from time to time designate.

          9. This Agreement may not be amended or modified in any manner except by a written agreement executed by all of the parties hereto with the same formality as this Agreement.

          10. This Agreement shall be construed in accordance with the laws of the State of New York.

          11. This Agreement has been executed on behalf of the Fund by the undersigned officer of the Fund in his capacity as an officer of the Fund. The obligation of this Agreement shall be binding upon the assets and property of the Fund and shall not be binding upon any Director, officer or shareholder of the Fund individually.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers, thereunto duly authorized and their seals to be hereunto affixed, as of the day herein first above written.

                              THE BANK OF NEW YORK



                              By:_____________________________
Attest:



___________________________

                              FIRST INTERSTATE BANK OF
                                CALIFORNIA



                              By:______________________________
Attest:



___________________________

                              DREYFUS CASH MANAGEMENT PLUS, INC.




                              By:_______________________________
Attest:



___________________________